Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

HNZ GROUP INC. SHAREHOLDERS AND SUPERIOR COURT OF QUEBEC APPROVE

ITS ACQUISITION BY PRESIDENT AND CEO DON WALL AND PHI, INC.

MONTREAL and LAFAYETTE, LOUISIANA, December 20, 2017 – HNZ Group Inc. (TSX: HNZ) (“HNZ” or the “Corporation”) and PHI, Inc. (The Nasdaq Select Global Market: PHII (voting) PHIIK (non-voting)) (“PHI”) announce that the holders (collectively, the “Shareholders”) of common shares and variable voting shares of HNZ (collectively, the “HNZ Shares”) have approved the resolution authorizing the previously announced statutory plan of arrangement under Section 192 of the Canada Business Corporations Act (the “Transaction”) involving the acquisition by Don Wall, the Corporation’s President and CEO, through a beneficially wholly-owned acquisition company (the “Canadian Purchaser”) of all of the outstanding HNZ Shares and subsequent acquisition by PHI of HNZ’s offshore business conducted in New Zealand, Australia, the Philippines and Papua New Guinea.

Following the approval by the Shareholders, the Québec Superior Court issued a final order approving the Transaction. With receipt of the final order, substantially all conditions to the closing of the Transaction are now satisfied and, as a result, it is expected that the Transaction will be completed in late December 2017.

ABOUT HNZ GROUP INC.

HNZ Group Inc. is an international provider of helicopter transportation and related support services with operations in Canada, Australia, New Zealand, Antarctica, the United States and Southeast Asia. The Corporation operates in excess of 115 helicopters to support offshore and onshore charter activities under a number of different brands. Offshore operations are provided under the HNZ brand, while onshore charter operations are under the Canadian Helicopters brand in Canada, Acasta in Northern Canada and the HNZ brand in Asia-Pacific and Antarctica. Clients consist of multinational companies and government agencies including offshore and onshore oil and gas, mineral exploration, military support, hydro and utilities, forest management, construction, air ambulance and search and rescue. In addition to charter services, it provides ancillary services which include third-party repair and maintenance services and advanced flight training by the internationally recognized HNZ Topflight training center in Penticton, British Columbia. The Corporation is headquartered near Montreal, Canada and employs approximately 600 personnel from 36 locations around the world. Revenue from offshore and ancillary operations is mostly earned evenly throughout the year while onshore operations follow a seasonal pattern with the highest revenue occurring from May to October.

ABOUT PHI, INC.

PHI, Inc. is one of the world’s leading helicopter services companies, operating over 230 aircraft in over 85 locations around the world. Known industry wide for the relentless pursuit of safe, reliable helicopter transportation, PHI offers services to the offshore Oil and Gas, Air Medical applications, and Technical Services applications around the world. The staff of pilots and maintenance technicians gives the company a great depth in all areas of operation and is composed of highly skilled, dedicated, hardworking and loyal employees. In addition to operations in the United States, the company has operated in 43 foreign countries and continues to operate for customers across the globe. PHI’s Headquarters are in Lafayette, Louisiana USA and PHI employs approximately 2,300 personnel globally.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking information” within the meaning of applicable Canadian securities legislation. Forward-looking information is identified by the use of terms and phrases such as “may”, “would”, “should”, “could”, “expect”, “intend”, “estimate”, “outlook”, “target”, “goal”, “guidance”, “anticipate”, “plan”, “foresee”, “believe”, or “continue”, the negative of these terms and similar terminology, including references to assumptions, although not all forward-looking information contains these terms and phrases. Such forward-looking information includes, but is not limited to, statements relating to the completion of the proposed transaction. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to: the failure of the parties to satisfy the conditions to the completion of the Transaction in a timely manner, on satisfactory terms, or at all; changes in general economic, market, industry and competitive conditions; a materially adverse change in financial condition; and other risks detailed in the management information circular of the Corporation dated November 20, 2017 under the heading “Risk Factors” and in the other Corporation’s filings with the Canadian Securities Administrators, including the “Risk Factors” section of the Corporation’s Annual Information Form for the fiscal year ended December 31, 2016. Failure of the parties to satisfy the conditions to the completion of the Transaction or to complete the transactions contemplated by the arrangement agreement dated October 30, 2017 among the Corporation, Don Wall, the Canadian Purchaser and PHI, as amended, (the “Arrangement Agreement”), may result in the Transaction not being completed on the proposed terms, or at all. In addition, if the Transaction is not completed, and the Corporation continues as a publicly-traded entity, there are risks that the announcement of the Transaction and the proposed transactions contemplated by the Arrangement Agreement and the dedication of substantial resources of the Corporation to the completion of the Transaction could have an impact on its business and strategic relationships (including with future and prospective employees, customers, suppliers and partners), operating results and activities in general, and could have a material adverse effect on the market price for the HNZ Shares and/or on the Corporation’s current and future operations, financial condition and prospects.

All forward-looking statements are expressly qualified in their entirety by these cautionary statements. All forward-looking statements in this document are made as of the date hereof and neither the Corporation, Don Wall, the Canadian Purchaser nor PHI undertakes any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by applicable law.

CONTACTS

HNZ Group Inc.

Matt Wright, CFA, MBA

Vice President and Chief Financial Officer

780-429-6903

PHI, Inc.

Trudy McConnaughhay

Chief Financial Officer and Secretary

337-272-4452